UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The text set forth below under Item 2.03 is incorporated into this Item by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 2, 2012, Natus Medical Incorporated (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Credit Facility amends and restates the Company’s existing credit facility with Wells Fargo that was scheduled to expire on April 30, 2012. The Credit Facility provides for a $50 million secured revolving credit facility.

Borrowings under the Credit Facility are guaranteed by the Company’s personal property, including, without limitation, all of the Company’s ownership interests in material domestic subsidiaries, accounts receivable, inventory, equipment and intellectual property now owned or hereafter acquired, but excluding interests as a lessee under real property and personal property leases and shares of voting stock of foreign subsidiaries that represent more than 65% of the voting stock of such foreign subsidiary.

At the Company’s option, outstanding borrowings on the Credit Facility will bear interest at either (i) a variable base rate, which is the higher of the federal funds rate plus one-half of one percent, or the rate announced from time to time by Wells Fargo as its prime rate, or (ii) a one-, two-, three- or six-month fixed rate, as selected by the Company, that is based on LIBOR plus an applicable interest margin that ranges from 150 basis points to 175 basis points depending upon the leverage ratio of the Company and its subsidiaries on a consolidated basis.

The Credit Facility matures on March 2, 2015, at which time all principal amounts outstanding under the Credit Facility will be due and payable. Borrowings on the Credit Facility may be repaid at any time without premium or penalty.

The Credit Facility contains certain usual and customary representations and warranties and affirmative and negative covenants, which include financial covenants; limitations on liens, additional indebtedness, further negative pledges, investments, payment of dividends, mergers, sale of assets and restricted payments; and other limitations. The financial covenants include metrics for minimum adjusted EBITDA and quick ratio on a consolidated basis.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of March 2, 2012 between Natus Medical Incorporated and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: March 5, 2012	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of March 2, 2012 between Natus Medical Incorporated and Wells Fargo Bank, National Association.